As filed with the Securities and Exchange Commission on January 23, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRAVELCENTERS OF AMERICA LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

20-5701514

(I.R.S. Employer Identification Number)

24601 Center Ridge Road, Suite 200

Westlake, OH  44145-5639

(440) 808-9100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew J. Rebholz

Chief Financial Officer

TravelCenters of America LLC

24601 Center Ridge Road

Westlake, Ohio 44145

(440) 808-9100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Louis A. Goodman, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

One Beacon Street

Boston, Massachusetts  02108

(617) 573-4800

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)(2)(3)	Amount of registration fee
Common shares, no par value
Preferred shares
Debt securities
Warrants
Total	$500,000,000	$19,650

(1)

An indeterminate number of or aggregate principal amount of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $500,000,000 or the equivalent thereof in one or more currencies or, if any debt securities are issued at any original issuance discount, such greater amount as shall result in net proceeds of $500,000,000 to the registrant.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

(3)	Includes consideration as may be received by us for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 23, 2009

PRELIMINARY PROSPECTUS

TRAVELCENTERS OF AMERICA LLC

COMMON SHARES

PREFERRED SHARES

DEBT SECURITIES

WARRANTS

$500,000,000

This prospectus relates to common shares, preferred shares (including convertible preferred shares), debt securities (including convertible debt securities) and warrants for debt and equity securities which we may sell from time to time in one or more offerings up to an aggregate public offering price of $500,000,000.  We may sell these securities to or through underwriters, directly to investors or through agents.  We will specify the terms of the securities, and the names of any underwriters or agents, in supplements to this prospectus.  You should read this prospectus and each supplement carefully before you invest.  This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common shares are listed on the NYSE Alternext US under the symbol “TA.”  As of January 22, 2009, the aggregate market value of our outstanding common shares held by non-affiliates is approximately $35.1 million, based on 16,631,545 outstanding common shares, of which 14,341,758 shares are held by non-affiliates, and a per share price of $2.45, based on the closing sale price of our common shares on January 22, 2009.  As of the date hereof we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Investing in our securities involves significant risks.
Before buying our securities you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission.
See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is                           .

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process.  Under this shelf registration process, we may sell common shares, preferred shares (including convertible preferred shares), debt securities (including convertible debt securities) and warrants for debt and equity securities from time to time in one or more offerings up to an aggregate public offering price of $500,000,000.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell any securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus or any prospectus supplement – the statement in the later-dated document modifies or supersedes the earlier statement.

You should read both this prospectus and any prospectus supplement together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

References in this prospectus to “TA”, “TravelCenters”, the “Company”, “we”, “us” and “our” include TravelCenters of America LLC and its consolidated subsidiaries unless otherwise expressly stated or the context indicates otherwise.

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information regarding our Company and the securities being registered appearing elsewhere in this prospectus.

TravelCenters of America LLC

We operate and franchise travel centers primarily along the U.S. interstate highway system.  Our customers include trucking fleets and their drivers, independent truck drivers and motorists.  Our business includes travel centers located in a large number of states in the U.S. and the province of Ontario, Canada, including travel centers operated by us or our franchisees under the “TravelCenters of America” or “TA” brand names, and travel centers operated by us or our franchisees under the “Petro” brand name.

Many of our travel centers were originally developed years ago when prime real estate locations along the interstate highway system were more readily available than they are today, a fact which we believe would make it difficult to replicate our business.  We believe that our nationwide locations provide an advantage to our trucking customers by enabling them to reduce the number of their suppliers by routing their trucks through our locations from coast to coast.

We offer a broad range of products and services, including diesel fuel and gasoline, truck repair and maintenance services, full service restaurants, a wide variety of quick serve restaurants, or QSRs, travel and convenience stores and other driver services.

The U.S. travel center and truck stop industry in which we operate consists of travel centers, truck stops, diesel fuel outlets and similar properties.  We believe that the travel center and truck stop industry is highly fragmented, with in excess of 6,000 travel centers and truck stops in the U.S.

An investment in TA is subject to a number of risks and significant uncertainty.  Please see the risk factors under the heading “Risk Factors,” beginning on page 3 of this prospectus for a discussion of these and other risks relating to our business and investment in our securities.  The risks and uncertainties we have described are not the only ones facing our company, and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations and investment in our securities.

Corporate Information

We were formed on October 10, 2006, as a wholly owned subsidiary of Hospitality Properties Trust, or Hospitality Trust.  Our initial capitalization in a nominal amount was provided by Hospitality Trust on our formation date.  From that time through January 31, 2007, we conducted no business activities.  On January 31, 2007, Hospitality Trust acquired TravelCenters of America, Inc., our predecessor, restructured this acquired business and distributed all of our then outstanding common shares to the shareholders of Hospitality Trust.  At September 30, 2008, our business included 236 travel centers in 41 states and in Canada, 167 of which were operated under the “TravelCenters of America” or “TA” brand names and 69 that were operated under the “Petro” brand name.  We operated 189 of these travel centers, which we refer to as Company operated sites, and our franchisees operated 47 of these travel centers including 10 travel centers which our franchisees sublease from us and 37 travel centers which our franchisees own or lease from other lessors.  At September 30, 2008, we leased 189 of our 236 travel centers pursuant to lease agreements with Hospitality Trust, including 179 Company operated sites and 10 travel centers subleased to franchisees.

Our principal executive offices are located at 24601 Center Ridge Road, Suite 200, Westlake, OH 44145-5639, and our telephone number is (440) 808-9100.  Our websites are www.tatravelcenters.com and www.petrotruckstops.com.  The information on our websites does not constitute part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks and uncertainties, that may result in a loss of all or part of your investment.  You should carefully review the risk factors contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, which risk factors are incorporated by reference in this prospectus, the information contained under the heading “Forward Looking Statements” and other information incorporated by reference in this prospectus before making an investment decision.  These risks and uncertainties are not the only ones facing TravelCenters.  Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us.  If any of such risks occur, our business, financial condition or results of operations could be materially harmed, the market price of our securities could decline, and you could lose all or part of your investment.  Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

In addition, each applicable prospectus supplement will contain a discussion of risks applicable to the particular type of securities that we are offering under that prospectus supplement.  Prior to making a decision about investing in our securities, you should carefully consider the risk factors in this prospectus in addition to the specific risk factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all other information contained in the applicable prospectus supplement or appearing in, or incorporated by reference in, this prospectus.

FORWARD LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.  We may identify these statements by the use of words such as believe, expect, anticipate, intend, potential, strategy, plan, and similar expressions.  These forward-looking statements involve known and unknown risks and uncertainties.  Our actual results may differ materially from those set forth in these forward-looking statements as a result of a number of different factors, including those described under the caption “Risk Factors” and elsewhere in this prospectus.  Among others, the forward-looking statements which appear in this prospectus or may be incorporated by reference herein that may not occur include:

•      We may not be able to generate positive cash flow from operations or meet our obligations;

•      Future market conditions in the trucking industry or otherwise may be worse than we now expect, our cost control initiatives may not be successfully implemented or sustained and our financial results may not improve or we may experience material and continuing losses;

•      The capital required for our maintenance and improvement plans may exceed our expectations and may not increase our sales or margins;

•      Our environmental liability may be greater than we currently anticipate; and

•      We may be unable to settle or prevail in pending litigation matters and any settlement or adverse ruling may have a material adverse effect on our business.

These unexpected results of our forward-looking statements may be caused by various factors, some of which are beyond our control:

•      Fuel price increases or other factors may cause us to need more working capital to maintain our inventories and carry our accounts receivable than we now expect;

•      Fuel price increases may reduce the demand for the goods and services which we sell because such fuel prices may encourage fuel conservation, direct freight business away from trucking or otherwise adversely affect the business of our customers;

•      Our efforts to maintain or improve our operating margins by increasing revenue may not be effective and may cause us to lose business and reduce our operating earnings or increase our losses;

•      The success of our cost control initiatives depends in large part upon our management’s ability to manage hourly employment to match our changing levels of business, but we may be unable to reduce staffing below certain levels at our travel centers which generally operate 24 hours per day, 365 days per year;

•      Our suppliers may be unwilling or unable to maintain or increase their limits for our purchases on credit. If we are unable to purchase goods on reasonable credit terms, we may suffer increased losses;

•      If the U.S. economy continues to slow, the trucking industry may decline further and our principal customers may purchase less of our goods and services;

•      A lessening in the value of the U.S. dollar compared to other currencies may reduce the imports of goods into the U.S. that are transported by truck more than we currently expect; and

•      Discovery and court decisions during litigation often result in unanticipated results.  Litigation is usually expensive and distracting to management.  We can provide no assurance as to the outcome of any of the litigation matters in which we are involved.

Results which differ from those stated or implied by our forward-looking statements also may be caused by various changes in our business or market conditions as described more fully elsewhere in this prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus.

You should not place undue reliance upon forward-looking statements.

Except as required by law, we undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.  All forward-looking statements included in this registration statement are made as of the date hereof.

RATIO OF EARNINGS TO FIXED CHARGES AND
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.  As of the date of this prospectus, we have no preferred shares outstanding and have not declared or paid any preferred share dividends for the periods set forth below.  We were not required to pay, and we did not pay, dividends on any preferred shares outstanding during any of these periods, and our ratio of earnings to combined fixed charges and preferred share dividends did not differ from the ratios presented below during any of these periods.

	Company		Predecessor
	Nine Months Ended	Eleven Months Ended December 31,	One Month Ended January 31,	Year Ended December 31,
	September 30, 2008	2007(3)	2007	2006	2005(4)	2004(5)	2003

Ratio of Earnings to Fixed Charges(1)	—(2)	—(2)	—(2)	1.89	1.01	1.42	1.26

(1)

For purposes of calculating the ratio of earnings to fixed charges, fixed charges are calculated by adding (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) an estimate of the interest within rental expense. Earnings are calculated by adding (i)

pretax income or loss from continuing operations, (ii) income from equity investees, (iii) fixed charges, and (iv) amortization of capitalized interest, and subtracting interest capitalized.

(2)

Earnings were inadequate to cover fixed charges by $41.9 million, $102.9 million and $62.5 million for the nine months ended September 30, 2008, the eleven months ended December 31, 2007 and the one month ended January 31, 2007, respectively.

(3)	Includes the operating results of Petro Stopping Centers, L.P. since our acquisition of Petro Stopping Centers, L.P., which was completed on May 30, 2007.

(4)	In connection with a refinancing our predecessor completed during 2005, our predecessor recognized expenses of $39.6 million.

(5)	Includes the operating results of 11 sites our predecessor acquired on December 1, 2004, beginning on the acquisition date.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used for general corporate purposes.  We will set forth in a prospectus supplement relating to a specific offering any intended use for the net proceeds received from the sale of securities in that offering.  We will have significant discretion in the use of any net proceeds.  Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities.  We may invest the net proceeds temporarily until we use them for their stated purpose.

DILUTION

We will set forth in a prospectus supplement the following information, as required, regarding any dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•      the net tangible book value per share of our equity securities before and after the offering;

•      the amount of the change in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•      the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF THE COMMON SHARES AND PREFERRED SHARES WE MAY OFFER

The following description of our Amended and Restated Limited Liability Company Agreement, our LLC agreement and our bylaws, together with the additional information included in any applicable prospectus supplements, summarize the material terms and provisions of our limited liability company interests (known as common shares) and any preferred shares that may be issued by us, but is not complete.  Please refer to our LLC agreement and bylaws, each of which is incorporated by reference into the registration statement which includes this prospectus.  We will describe in the applicable prospectus supplement relating to any offering of common shares or preferred shares the specific terms of the offering, including the number of shares offered, the initial offering price, and market price and distribution information.

Organization

We were formed in October 2006 under the Delaware Limited Liability Company Act, or the Delaware LLC Act, and will remain in existence until we are dissolved in accordance with our LLC agreement.  Pursuant to our LLC agreement, our board of directors adopted bylaws on November 7, 2008.

Purposes

Under our LLC agreement, we are permitted to engage in any business, purpose or activity that a limited liability company formed under Delaware law may lawfully conduct.  Our board of directors is authorized to perform all acts it deems necessary or appropriate to conduct our business.

Fiduciary Duties

Our LLC agreement and bylaws provide that our business shall be managed under the direction of our board of directors, which shall have the power to appoint our officers.  Our LLC agreement further provides that, except as otherwise specifically stated in our LLC agreement, our bylaws or in Delaware law, the authority, powers, functions and duties of our board of directors and officers generally shall be identical to the authority, powers, functions and duties of a board of directors and officers of a corporation organized for profit under the Delaware General Corporation Law, or DGCL.

Our LLC agreement provides that, except as provided therein, the fiduciary duties and obligations owed to our company and to our shareholders by our directors and officers shall be the same as the respective duties and obligations owed by directors and officers of a corporation organized under the DGCL to their corporation and stockholders, respectively.  However, notwithstanding any duty (including any fiduciary duty) that might otherwise exist in law or equity, our LLC agreement and bylaws specifically permit our directors and their affiliates to engage in other business interests and activities, including those that compete with us, provided that none of our confidential information may be used.  Also, business opportunities that become available to our directors or their affiliates need not first be presented to us.  In addition, our LLC agreement eliminates the personal liability of each member of our board of directors to us and our shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate the liability of a director (i) for any breach of such director’s duty of loyalty to us or our shareholders as modified by our LLC agreement, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which such director derived an improper personal benefit.

In addition, our bylaws provide that, to the fullest extent permitted by law, our board of directors or our shareholders may ratify and make binding on us any past action or inaction by us or our officers to the extent that our board of directors or our shareholders could have originally authorized the matter.  Moreover, under our bylaws, to the fullest extent permitted by law, any past action or inaction questioned in any shareholder’s derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interests of a director, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by our board of directors or by our shareholders and, if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon us and our shareholders and shall bar any claim or execution of any judgment in respect of such questioned action or inaction.

Agreement to be bound by LLC agreement and bylaws

By acquiring a common share in us, you will be admitted as a member of our company (which we call a “shareholder”) and will be bound by the terms of our LLC agreement and bylaws.  Pursuant to our LLC agreement, each shareholder and each person who acquires a share from a shareholder grants our Chief Executive Officer, President and Secretary (and, in the event of dissolution, any liquidator appointed pursuant to the LLC agreement) the power to execute and file documents necessary or appropriate for our engaging in any lawful business and exercising all powers and privileges permitted under the Delaware LLC Act, and the authority to execute any duly adopted amendments to our LLC agreement.

Conduct of business

Our LLC agreement and bylaws provide that our day to day business shall be conducted by or under the direction of our board of directors and such officers with such titles and duties as our board of directors may from time to time appoint.  Our board of directors is authorized to amend or modify our bylaws, which bylaws contain provisions that govern our activities.  Our board of directors is also authorized to appoint committees, each of which shall have at least one director.

Capital contributions

Shareholders are not obligated to make capital contributions to us.

Shareholder liability and agreements

Limited liability in jurisdictions in which we do business.  Although limitations on the liability of shareholders for the obligations of a limited liability company have not been clearly established in some jurisdictions, we will operate in a manner that our board of directors considers reasonably appropriate to preserve the limited liability of our shareholders.

Liability for breach of the LLC agreement or bylaws.  Under our LLC agreement and bylaws, each of our shareholders has agreed to indemnify us, to the fullest extent permitted by law, against losses arising from such shareholder’s breach of our LLC agreement or bylaws.  Such indemnification includes, without limitation, to the fullest extent permitted by law, indemnification against losses arising from any action brought by a shareholder against us in which the shareholder is not the prevailing party.

Actions requiring regulatory compliance implicating us.  Under our bylaws, if any shareholder, whether acting individually or in concert with a group, as determined by our board of directors, by virtue of the shareholder’s ownership interest in us or actions taken by the shareholder affecting us, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on us or any of our subsidiaries (as defined in our bylaws) or any of our or our subsidiaries’ businesses, assets or operations, including, without limitation, any obligations to make or obtain any governmental actions, consents or approvals, then such shareholder is required to promptly take all actions necessary and fully cooperate with us to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting our or our subsidiaries’ businesses, assets, operations or prospects.  If the shareholder fails or is otherwise unable to promptly take such actions so to cause satisfaction of such requirements or regulations, then under our bylaws, the shareholder shall promptly divest a sufficient number of our shares necessary to cause the application of such requirement or regulation to not apply to us or any of our subsidiaries.  If the shareholder fails to cause such satisfaction or divest itself of such sufficient number of our shares by not later than the 10th day after triggering such requirement or regulation, then any of our shares beneficially owned by such shareholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and any actions triggering the application of such a requirement or regulation may be deemed by us to be of no force or effect.  Additionally, if a shareholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within ten (10) days of triggering such requirements or regulations, our board of directors is authorized to take all actions which the board of directors deems appropriate to require compliance or to preserve the value of our assets; and we may charge the offending shareholder for our costs and expenses as well as any damages which we may incur.

Compliance with law.  Under our bylaws, shareholders are required to comply with all applicable requirements of federal and state laws, rules and regulations in connection with a shareholder’s ownership interest in us, as well as all other laws which apply to us or any of our subsidiaries or any of our or our subsidiaries’ businesses, assets or operations and which require action or inaction of the part of a shareholder.

Representations, warranties and covenants made to governmental or regulatory bodies.  Under our bylaws, to the fullest extent permitted by law, any representation, warranty or covenant made by a shareholder with any governmental or regulatory body in connection with the shareholder’s interest in us or any of our subsidiaries is deemed to be simultaneously made to, for the benefit of and enforceable by, us and any of our subsidiaries, as applicable.

Unlawful distributions.  We do not currently intend to make any distributions to our shareholders.  However, a shareholder who knowingly receives a distribution made in violation of the Delaware LLC Act is liable to return such distribution for three years from the date of the distribution if an action to recover the distribution from the shareholder is commenced prior to the end of the three year period and an adjudication of liability against the shareholder is made.  Under the Delaware LLC Act, we generally cannot make a distribution that would cause our liabilities to exceed the fair value of our assets.

Description of the rights of our common shares

Our common shareholders are entitled to one vote for each share held of record on our books for all matters submitted to a vote of shareholders.  The holders of our common shares are entitled to receive distributions, if any, ratably when, as and if authorized by our board of directors out of assets legally available therefor, subject to any preferential distribution rights of any newly created class or series of shares.  Upon our dissolution, liquidation or winding up, the holders of common shares are entitled to receive our net assets available after the satisfaction (whether by payment or reasonable provision for payment) of all debts and other liabilities, ratably subject to the preferential rights of any newly created class or series of shares.  Holders of common shares have no preemptive, subscription, redemption or conversion rights.

Shareholder voting rights

Generally, our board of directors has broad powers to conduct our business and manage our affairs without shareholder approval or voting.  Whenever shareholder approval is required for any action either by the terms of our LLC agreement or by applicable law, the general rule under our LLC agreement is that, unless otherwise required by law, the affirmative vote of 75% of each class and series of shares with voting power outstanding, voting as a single class, will be required; provided, however, if our board of directors approves in advance a particular action, only a majority vote shall be required.  Generally, the election of directors nominated by our board requires a majority vote of the then outstanding common shares.  Our board has the power to revise these requirements as may be allowed by law, our LLC agreement or our bylaws.

Our board of directors may issue additional securities, including preferred shares

Our LLC agreement authorizes us to issue an unlimited number of additional securities and rights to buy securities for the consideration and on the terms and conditions determined by our board of directors without the approval of our shareholders, including the right to issue any number of common shares and preferred shares or class or series of common or preferred shares.  Our board of directors is authorized to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.  Whenever preferred shares are to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

•      the number of shares in the series of preferred shares;

•      the designation for the series of preferred shares by number, letter or title that shall distinguish the series from any other series of preferred shares;

•      the dividend rate, if any, and whether dividends on that series of preferred shares will be cumulative, noncumulative or partially cumulative;

•      the voting rights of that series of preferred shares, if any;

•      any conversion provisions applicable to that series of preferred shares;

•      any redemption or sinking fund provisions applicable to that series of preferred shares and any restrictions thereon;

•      the liquidation preference per share of that series of preferred shares, if any; and

•      the terms of any other preferences or rights, if any, applicable to that series of preferred shares.

Regardless of any rights of our common shareholders that are described in this section, the rights, preferences and privileges of our common shares and common shareholders are subject to, and may be adversely affected by, the rights of the holders of shares of any new class or series, whether common or preferred, that our board of directors may designate and issue in the future.

We believe that the ability of our board of directors to issue one or more classes or series of shares with specified preferences will provide us with flexibility in structuring possible future financings and acquisitions, and in meeting other business needs that may arise.  All shares are available for issuance without action by our shareholders, unless such action is required by applicable law or the rules of the principal stock exchange on which our securities may be listed.  Nonetheless, the unrestricted ability of our board to issue additional shares, classes and series of shares may have adverse consequences to existing shareholders.  Please also see “Anti-Takeover Provisions”.

Restrictions on share ownership and transfers

Our LLC agreement provides that no person or group of persons acting together may own, directly or indirectly, including through application of Section 318(a) of the Internal Revenue Code of 1986, as modified by Section 856(d)(5) thereof, more than 9.8% of the number or value of any class or series of our outstanding shares.  Any person who acquires or attempts to acquire ownership of our shares that will or may violate this 9.8% ownership limitation must give notice to us and provide us with any other information that we may request.  The ownership limitations in our LLC agreement are effective against all of our shareholders.  Our board of directors may grant an exemption from the ownership limitation if it is satisfied that the shareholder’s ownership is in our best interests and would not cause a default under the terms of any contract to which we are a party or would reasonably expect to become a party, provided that any duties of our board of directors, including fiduciary duties, to the shareholder requesting the exemption shall not apply, to the fullest extent permitted by law, to such determination.  In addition, our board of directors may from time to time increase or decrease our ownership limitations, provided that any decrease may be made only prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law, in which case such change shall be effective immediately).

If a person attempts a transfer of our shares in violation of our ownership limitations, then that number of shares which would cause the violation will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us.  The prohibited owner will not acquire any rights in the shares held in trust, will not benefit economically from ownership of the shares held in trust, will have no rights to distributions and will not possess any rights to vote the shares held in trust.  This automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer.

Every owner of more than 5% of any class or series of our shares is required to give written notice to us within thirty (30) days after our request and after the end of each taxable year stating the name and address of the owner, the number of shares of each class and series of our shares which the owner beneficially owns, and a description of the manner in which those shares are held.  In addition, upon our request, each owner of more than 5% of any class or series of our shares is required to provide us with any additional information that we may request in order to assist us in ensuring compliance with the foregoing share ownership limitations.

The restrictions described above will not preclude the settlement of any transaction entered into through the facilities of any securities exchange through which our shares are traded.  Our LLC agreement provides, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in this kind of transaction is subject to all of the provisions and limitations described above.

These ownership limitations could have the effect of delaying, deferring or preventing a takeover or other transaction in which our common shareholders might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.  For more detail concerning this share ownership limitation, please see our LLC agreement, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

Election and removal of members of our board of directors

As of the date of this prospectus, our board of directors consists of five members.  Our LLC agreement and bylaws provide that our board of directors establishes the number of our directors.  However, there may not be less than three nor more than seven directors, unless the directors then in office unanimously determine to change the permitted number of directors.  In the event of a vacancy on our board, whether occurring due to an increase in size of our board of directors or by the death, resignation or removal of any director, a majority of the remaining directors will fill the vacancy and the director elected to fill the vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred or is created.

Our LLC agreement divides our board of directors into three classes.  The initial term of the first class expired in 2008; the initial term of the second class will expire in 2009; and the initial term of the third class will expire in 2010.  Shareholders elect directors of each class for three year terms upon the expiration of their current terms.  Shareholders elect only one class of directors each year.  There is no cumulative voting in the election of directors.

We believe that classification of the board of directors helps to ensure continuity of our business strategies and policies.  However, the classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult.  At least two annual meetings of shareholders will generally be required to effect a change of a majority of our directors.  Also, because our board of directors may increase the number of directors and set the classification of the expanded board, it may take more than two years to change a majority of our directors.

Our LLC agreement and bylaws provide that a director may be removed only for cause (as defined in our LLC agreement and bylaws) by the unanimous vote of the other directors then in office.  In addition, our LLC agreement and bylaws provide that our entire board of directors (but not less than our entire board of directors) may be removed only for cause by the affirmative vote of at least 75% of the outstanding shares of each class and series of our shares with voting power, voting separately.

The provisions described in this section and any other provisions relating to the rights of a class or series of our shares may be subject to the rights of any class or series of shares that the board of directors may authorize from time to time.

Amendment of our LLC agreement

General.  Amendments to our LLC agreement may be proposed only by or with the consent of our board of directors.  In the event that applicable law requires that amendments may be proposed by our shareholders, the ownership percentage of shareholders required to propose an amendment shall be the ownership percentage specified by law, or, if shareholders are permitted by law to propose amendments but no required ownership percentage is set, then shareholders holding at least 25% of our outstanding shares shall be required.  Amendments proposed by our board of directors which require a vote of our shareholders may be adopted by a plurality of shares voting, unless applicable law requires a greater number.  Amendments proposed by shareholders, if any, which are not approved by our board of directors shall require the affirmative vote of 75% of each class and series of outstanding shares, unless applicable law requires a lesser vote.

No shareholder approval.  Our board of directors generally may make amendments to our LLC agreement without the approval of our shareholders as follows:

•      to change our name, the location of our principal place of our business, our registered agent or our registered office;

•      to effect the admission, substitution or removal of shareholders in accordance with our LLC agreement and the Delaware LLC Act;

•      any change as to which our board of directors reasonably determines is customarily of the type contained in the bylaws of a corporation organized under the DGCL;

•      to create, dissolve, merge, consolidate or convert us or any of our subsidiaries, or to convey any or all of our assets, if the principal purpose of such action as determined by our board of directors, is to effect a change in the legal form of our business, including, but not limited to, to change the form of our existence to a corporation, limited partnership, or trust or other legal entity or to change the jurisdiction under whose laws we are organized;

•      to make an amendment that our board of directors determines to be necessary or appropriate for the authorization or issuance of additional securities or rights to acquire securities;

•      to change our fiscal year or taxable year and related changes; and

•      to make any amendment expressly permitted in our LLC agreement to be made by our board of directors acting without shareholder or member approval.

In addition, our board of directors may make amendments to our LLC agreement without the approval of our shareholders if our board of directors determines that those amendments:

•      do not adversely affect our shareholders (including any particular class or series of shares as compared to other classes or series of shares) in any material respect except that such limitation shall not apply to any change that our board of directors determines to be in the best interest of our shareholders as a whole and regardless of whether or not such provision is adverse to any class or series of our shares or particular shareholder or group of shareholders;

•      are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•      are necessary or appropriate to facilitate the trading of our shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the shares are or will be listed for trading, compliance with any of which our board of directors deems to be in our and our shareholders’ best interests;

•      are necessary or appropriate to implement a defensive shareholder rights plan, similar to a shareholder rights plan or “poison pill” for corporations;

•      are necessary or appropriate for any action taken by our board of directors relating to splits or combinations of shares; or

•      are required to effect the intent of the provisions of our LLC agreement, are otherwise contemplated by our LLC agreement or are required to correct any mistake or ambiguity in our LLC agreement, as determined by our board of directors.

Amendment to our bylaws

Our bylaws may be amended or repealed or new or additional bylaws may be adopted only with the vote or written consent of a majority of our board of directors.

Merger, sale or other disposition of assets

Except with respect to any transaction having as its principal purpose the changing of our legal form of existence and/or jurisdiction of organization (as described above), any merger, combination or consolidation of us into another entity may only be effected by an agreement approved by our board of directors and by our shareholders; provided, however, our board of directors without shareholder approval may mortgage, sell and leaseback, pledge, hypothecate or grant a security interest in some, all or substantially all of our assets and permit the sale upon foreclosure or other realization of such an encumbrance.  If applicable law permits the foregoing action without board approval, the shareholder vote required shall be 75% of each class and series of outstanding shares voting separately, at the time of the vote, unless applicable law requires a lesser amount; but any such transaction which is approved by our board may be approved by shareholders holding a plurality of all classes and series of our shares, voting as a single class, unless applicable law requires a greater or different vote.

Our LLC agreement provides that our shareholders are not entitled to dissenters’ rights of appraisal in the event of a merger, consolidation or conversion involving TA, a sale of all or substantially all of our assets, or any other transaction or event.

Termination and dissolution

We were formed as a perpetual entity to continue in existence until dissolved pursuant to the terms of our LLC agreement.  We will dissolve upon: (i) the election of our board of directors to dissolve us which is approved by our shareholders; (ii) the sale, exchange or other disposition of all or substantially all of our assets and properties unless otherwise determined by our board of directors; (iii) the entry of a decree of judicial dissolution of us; or (iv) the reduction of the number of our members to zero.  The shareholder vote required to approve our board of directors’ decision to dissolve our company shall be a majority of the votes cast of our voting shares, voting together as a single class, unless a greater amount or separate class voting is required by applicable law.  Shareholders shall have no right to dissolve our company except as provided for in our LLC agreement.

Shareholder meetings, proxies and quorums

Actions by our shareholders may only be taken at a duly called annual or special meeting of shareholders and not by written consent or otherwise.  Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting only by a unanimous written consent of the shareholders entitled to vote on the matter.

Our LLC agreement and bylaws require that a meeting of shareholders, called by our board of directors, be held annually.  The chairman of our board of directors, if any, or a majority of our entire board of directors may call a special meeting of our shareholders.  Shareholders may cause a special meeting of the shareholders to be held only if applicable law or applicable rules of the principal exchange on which our common shares are listed so require, and then the percentage of shareholders required to cause a special meeting of shareholders shall be the maximum percentage specified by applicable law or stock exchange rule.  If applicable law or stock exchange rule requires such an action but does not specify a maximum percentage, the percentage shall be specified from time to time by our board of directors, provided, however, that such percentage shall not be higher than 75%.  If the shareholders have the right to call a special meeting, upon written request by the requisite number of shareholders in accordance with the procedures contained in our LLC agreement and bylaws, our secretary shall call such a meeting.

Shareholders may vote either in person or by proxy at meetings.  Only shareholders of record may vote.  The holders of a majority of the outstanding shares of the class or classes or series for which a meeting has been called represented in person or by proxy shall constitute a quorum unless any action by the shareholders requires approval by holders of a greater percentage of the shares, in which case the quorum for approval of that action shall be the greater percentage.  If a quorum is not present at any meeting of shareholders, the chairperson of the meeting may adjourn the meeting from time to time without us being required to set a new record date or provide any additional notice of such meeting, other than by announcement at the meeting at which the adjournment is taken.

Anti-takeover provisions

The following provisions, among others, of our LLC agreement and bylaws may delay or prevent a change of control of us:

•      the limitation on ownership or acquisition of more than 9.8% of our shares;

•      the regulatory compliance and disclosure requirements set forth in our bylaws, including provisions that require the divestment of our shares by a shareholder in the event that such shareholder, by virtue of such shareholder’s ownership interest in us or actions taken by the shareholder affecting us, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on us or any of our subsidiaries or any of our or our subsidiaries’ businesses, assets or operations and such shareholder fails or is otherwise unable to promptly take such actions so to cause satisfaction of such requirements or regulations without imposing additional obligations on or in any way limiting the our or our subsidiaries’ businesses, assets, operations or prospects;

•      a provision in our LLC agreement to the effect that, with respect to any “Business Combination” (as such term is defined in Section 203 of the DGCL), the provisions of Section 203 of the DGCL shall be applied with respect to us as though we were a Delaware corporation, our shareholders were stockholders of such corporation and our board of directors was the board of directors of such corporation;

•      the ability of our board of directors, without a shareholders’ vote, to issue additional common shares and other series or classes of shares with rights which may be established at the time of issuance;

•      the classification of our board of directors and the election of each class for three year staggered terms;

•      the qualifications required of any individual nominated for or elected to be a director that are set forth in our bylaws;

•      the requirement of a 75% shareholders’ vote to remove our entire board of directors and the inability of shareholders to remove any single director without removing our entire board of directors;

•      the requirement of a 75% shareholders’ vote to approve certain transactions, such as a merger or a sale of substantially all our assets, unless those transactions are approved by our board of directors;

•      the ability of our directors to expand our board and fill vacancies which may be created by the board of directors;

•      the limitations on the ability of our shareholders to call a special meeting of shareholders, nominate directors or make shareholder proposals and the inability of our shareholders to act by written consent unless unanimous; and

•      the advance notice requirements for shareholder nominations for our directors and for shareholder proposals and restrictions which may prevent the presentation of such nominations or proposals in our proxy statements.

These requirements may prevent you from realizing a takeover premium for any of our shares which you own.

In addition, our leases with Hospitality Trust prevent the merger of us into another entity, the acquisition by any person or group of beneficial ownership of 9.8% or more of the voting shares or the power to direct the management and policies of us or any of our subsidiary tenants or guarantors; the sale of a material part of the assets of us or any such tenant or guarantor; or the cessation of certain continuing directors constituting a majority of the board of directors of us or any such tenant or guarantor; in each case without the consent of Hospitality Trust.  Our rent deferral agreement with Hospitality Trust has change of control covenants so that amounts deferred will immediately be payable to Hospitality Trust in the event we experience a change of control while deferred rent is unpaid.  More specifically, events of default under our rent deferral agreement include any event of default under our leases with Hospitality Trust, the election of any director to our board of directors who was not nominated or appointed by the then members of our board of directors or the adoption by our shareholders of any proposal (other than a precatory proposal) not recommended for adoption by the then members of the board of directors.  Any default by us under our rent deferral agreement will also constitute an event of default under our existing lease agreements with Hospitality Trust.

Liability of shareholders for breach of restrictions on ownership

Our leases with Hospitality Trust and our management and shared services agreement with Reit Management & Research LLC are terminable by Hospitality Trust and Reit Management & Research LLC, respectively, in the event that any shareholder or group of shareholders acting in concert becomes an owner of more than 9.8% of our shares.  If a breach of the ownership limitation results in a lease default or a loss of the benefits of our management and shared services agreement, the shareholder or shareholders causing the breach are liable to us and may be liable to our other shareholders for damages.  These damages may be in addition to the loss of beneficial ownership and voting rights of the shares owned by the breaching shareholder or shareholders, as described above, and these damages may be material.

Stock exchange listing; transfer agent and registrar

Our common shares are listed on the NYSE Alternext US under the symbol “TA.” On January 22, 2009, the last reported sale price for our common stock on the NYSE Alternext US was $2.45.

The transfer agent and registrar for our common shares is Wells Fargo Bank, N.A.

DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER

The following description, together with the additional information we may include in any applicable prospectus supplements, describes the material terms and conditions of the debt securities that we may offer under this prospectus.  This description is incomplete, and while the description below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms in more detail in the applicable prospectus supplement.

We may issue senior notes under one or more senior indentures, to be entered into with a trustee to be named in the senior indenture.  We may issue subordinated notes under one or more subordinated indentures, to be entered into with a trustee to be named in the subordinated indenture.  We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part.  We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.  The indentures will be qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act.  We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

We will describe in a prospectus supplement the specific terms of any debt securities we may offer pursuant to this prospectus.  If indicated in a prospectus supplement, the terms of such debt securities may differ from the terms described below.  The following summary of the material provisions of the senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, including the definitions of certain terms.  Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

If we decide to issue any senior notes or subordinated notes pursuant to this prospectus, we will describe in a prospectus supplement the terms relating to each series of notes that we may issue, including the following:

•                  the title;

•                  whether the notes will be senior or subordinated;

•                  any limit on the amount that may be issued;

•                  whether or not we will issue the series of notes in global form and, if so, who the depositary will be;

•                  the maturity date;

•                  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•                  the place(s) where payments will be payable;

•                  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•                  the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

•                  the date, if any, on which, and the price(s) at which we are obligated to redeem, or at the holder’s option to purchase, the series of notes pursuant to any mandatory sinking fund provisions or otherwise;

•                  the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof;

•                  any addition to, or modification or deletion of, any event of default or any covenant of TravelCenters specified in the applicable indenture with respect to such series of notes;

•                  a discussion of any material or special U.S. federal income tax considerations;

•                  whether or not the notes will be secured or unsecured, and the terms of any secured debt; and

•                  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

The debt securities may be issued as original issue discount securities.  An original issue discount security is a debt security, including any zero-coupon debt security, which:

•                  is issued at a price lower than the amount payable upon its stated maturity; and

•                  provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

Under the indentures, we will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, without the consent of the holders, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, unless such reopening was restricted when the series was created, in an aggregate principal amount determined by us.  All such debt securities including those issued pursuant to such reopening shall vote together as a single class.

Conversion or exchange rights

We will set forth in the applicable prospectus supplement the terms on which a series of notes may be convertible into or exchangeable for common stock or other securities of ours.  Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of such series of notes receive would be subject to adjustment.

Consolidation, merger or sale

Unless otherwise noted in a prospectus supplement, the indentures do not contain any covenant restricting our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.  Any successor or acquirer of such assets, however, must assume all of our obligations under the indentures or the notes, as appropriate.

Events of default under the indentures

The following are events of default under the indentures with respect to any series of notes that we may issue:

•                  if we fail to pay interest when due and our failure continues for thirty (30) days and the time for payment has not been extended or deferred;

•                  if we fail to pay the principal, or premium, if any, when due;

•                  if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for ninety (90) days after we receive notice from the trustee or holders of at least ten percent (10%) in aggregate principal amount of the outstanding notes of that series; and

•                  if we experience specified events of bankruptcy, insolvency or reorganization.

The supplemental indenture or the form of note for a particular series of notes may include additional events of default or changes to the events of default described above.  For any additional or different events of default applicable to a particular series of notes, see the prospectus supplement relating to such series.

If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of at least twenty-five percent (25%) in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, on the notes due and payable immediately.

The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to such series and its consequences, except uncured defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.  Any such waiver shall cure such default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity.  The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

•                  the direction is not in conflict with any law or the applicable indenture;

•                  the trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

•                  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the notes of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or another trustee, or to seek other remedies if:

•                  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•                  the holders of at least twenty-five percent (25%) in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute such proceedings as trustee; and

•                  the trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within sixty (60) days after such notice, request and offer.

These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of indentures; waiver

We and the trustee may change an indenture without the consent of any holders with respect to certain matters, including:

•                  to cure any ambiguity, defect or inconsistency in such indenture;

•                  to change anything that does not materially adversely affect the interests of any holder of notes of any series;

•                  to provide for the assumption, by a successor or the acquirer of all or substantially all of our assets, of our obligations under such indenture;

•                  to add to our covenants for the benefit of holders of notes of any series or to surrender any right or power conferred upon us; and

•                  to comply with any requirement of the SEC in connection with the qualification of an indenture under the Trust Indenture Act.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected.  The following changes, however, may only be made with the consent of each holder of any outstanding notes affected:

•                  changing the fixed maturity of such series of notes;

•                  reducing the principal amount, the rate of interest, or any premium payable upon the redemption of any notes; or

•                  extending the time of payment of interest, or any premium payable upon the redemption of any such notes.

In addition, any reduction in the percentage of principal amount of notes, the holders of which are required to consent to any amendment, modification or waiver under the applicable indenture will require the affirmative consent of at least the percentage of notes which would originally have been required to make such consent, modification or waiver effective.

Form, exchange and transfer

We will issue the notes of any series only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indentures will provide that notes of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or another depository named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, notes of any series will be exchangeable for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders may present their notes, duly endorsed or with the form of transfer duly executed if so required, at the office of the security registrar or at the office of any transfer agent designated by us for such purpose.  Unless otherwise provided in the notes to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.  The security registrar and any transfer agent, in addition to the security registrar, initially designated by us for any notes will be named in the applicable prospectus supplement.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

If the notes of any series are to be redeemed, we will not be required to:

•                  issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business fifteen (15) days before the day of mailing of a notice of redemption of any such notes that may be selected for redemption and ending at the close of business on the day of such mailing; or

•                  register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any such notes being redeemed in part.

Information concerning the trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically set forth in the indentures.  Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.  The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and paying agents

Unless otherwise indicated in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name such notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

Principal of and any premium and interest on the notes of a particular series will be payable at the office of the paying agents designated by TravelCenters, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder.  Unless otherwise indicated in such prospectus supplement, the corporate trust office of the trustee in The City of New York will be designated as our sole paying agent for payments with respect to notes of each series.  We will name in the applicable prospectus supplement any other paying agents initially designated by us for the notes of a particular series.  We will maintain a paying agent in each place of payment for the notes of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing law

The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent the Trust Indenture Act is applicable.

Subordination of subordinated notes

Any subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.  The subordinated indenture does not limit the amount of subordinated notes that we may issue.  The subordinated indenture also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF THE WARRANTS WE MAY OFFER

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates.  While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement.  If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.  Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, of which this prospectus forms a part.

We may issue warrants, including warrants to purchase common shares, preferred shares, or debt securities in one or more series.  We may issue warrants independently or together with common shares, preferred shares and debt securities, and the warrants may be attached to or separate from the securities.

We will evidence each series of warrants by warrant certificates that we will issue under warrant agreements.  We may enter into a warrant agreement with a warrant agent as detailed in the prospectus supplement relating to warrants being offered.  We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

If we decide to issue warrants pursuant to this prospectus, we will specify in a prospectus supplement the terms of the series of warrants, including, if applicable, the following:

•                  the title of the warrants;

•                  the aggregate number of warrants offered;

•                  the price or prices at which the warrants will be issued;

•                  the currencies in which the price or prices of the warrants may be payable;

•                  the designation, amount, and terms of the offered securities purchasable upon exercise of the warrants;

•                  the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

•                  if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•                  the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•                  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•                  the minimum or maximum amount of the warrants which may be exercised at any one time;

•                  information with respect to book-entry procedures, if any;

•                  a discussion of any federal income tax considerations; and

•                  any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have voting rights or other rights as a shareholder of TravelCenters.

Exercise of warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement.  Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants up to the close of business on the expiration date that we set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount in immediately available funds, as provided in the applicable prospectus supplement.  We will describe in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.  If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods.  The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to TravelCenters, any underwriting discounts and other items constituting underwriters’ compensation, and initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

Underwriters

If we use underwriters in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement.  If we use an underwriting syndicate, the managing underwriter(s) will be specified on the cover of the prospectus supplement.  If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own accounts.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.  Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

Dealers and agents

If dealers are used in an offering, we may sell the securities to the dealers as principals.  The dealers then may resell the securities to the public at varying prices which they determine at the time of resale.  The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement.  Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Direct sales

We may sell securities directly to one or more purchasers without using underwriters or agents.

Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.  We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation.  We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.  The terms of any indemnification provisions will be set forth in a prospectus supplement.  Certain underwriters, dealers or agents and their associates may engage in transactions with, and perform services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date.  We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors.  The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal, at the time of delivery.  The underwriters and other agents will not be responsible for the validity or performance of contracts.

Trading markets and listing of securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NYSE Alternext US.  We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so.  It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization activities

In connection with an offering, an underwriter may purchase and sell securities in the open market.  These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales.  Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering.  If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market.  In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option.  “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option.  The underwriters must close out any naked short position by purchasing securities in the open market.  A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids.  If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities.  The magnitude or effect of any stabilization or other transactions is uncertain.  These transactions may be effected on the NYSE Alternext US or otherwise and, if commenced, may be discontinued at any time.

VALIDITY OF SECURITIES

The validity of the common shares, preferred shares, debt securities and warrants to purchase debt or equity securities offered pursuant to this prospectus will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, Boston, Massachusetts, special counsel to TravelCenters of America LLC.

EXPERTS

The consolidated balance sheet of the Company as of December 31, 2007, and the related consolidated statements of operations and comprehensive income (loss), nonredeemable shareholders’ equity, and cash flows for the period from February 1, 2007 through December 31, 2007 (successor), and for the period from January 1, 2007 through January 31, 2007 (predecessor) incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements as of December 31, 2006 and for the two years ended December 31, 2006 incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated balance sheets of Petro Stopping Centers, L.P. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in partners’ capital (deficit), and cash flows for each of the three years in the period ended December 31, 2006, have been incorporated by reference herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC as required by the Exchange Act.  You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.  You can review our electronically filed reports, proxy and information statements, and other information regarding us on the SEC’s Internet site at http://www.sec.gov.  The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus.

Our SEC filings are also available on our website, http://www.tatravelcenters.com.  The information on this website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

This prospectus contains summaries of provisions contained in some of the documents discussed in this prospectus, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of some of the documents referred to in this prospectus have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.  If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents.  This means that we can disclose important information to you by referring to another document we filed with the SEC.  The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

We incorporate by reference, as of their respective dates of filing, the documents listed below and any future filings we have made and will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus:

(a)                                  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

(b)           Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008;

(c)                                  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008;

(d)                                 Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008;

(e)           Our Current Report on Form 8-K filed November 26, 2008;

(f)                                    Our Current Report on Form 8-K filed August 15, 2008;

(g)                                 Our Current Report on Form 8-K filed July 11, 2008;

(h)                                 Our Current Report on Form 8-K filed June 19, 2008;

(i)                                     Our Current Report on Form 8-K filed May 21, 2008;

(j)                                     Our Current Report on Form 8-K filed May 14, 2008;

(k)                                  Our Current Report on Form 8-K filed April 7, 2008;

(l)                                     Our Current Report on Form 8-K filed April 1, 2008 (except for Item 2.02 thereof and Exhibit 99.1 thereto to the extent such exhibit contains information responsive to Item 2.02);

(m)                               Our Current Report on Form 8-K filed March 7, 2008;

(n)                                 Our Current Report on Form 8-K filed February 7, 2008;

(o)                                 The information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 from our definitive Proxy Statement for our 2008 Annual Meeting of Shareholders filed April 23, 2008;

(p)                                 The information identified as incorporated by reference under Item 9.01 of our Current Report on Form 8-K/A filed July 17, 2007 from Amendment No. 1 to our Registration Statement on Form S-1, filed with the Commission on June 25, 2007 (File No. 333-143814); and

(q)                                 The description of our common shares contained in our Registration Statement on Form 8-A filed with the Commission on January 25, 2007, including any amendments or reports filed for the purpose of updating that description (File No. 001-33274).

We are also incorporating by reference additional documents we may file pursuant to the Exchange Act after the date of this prospectus and prior to the termination of the offering, other than any portion of the respective filings furnished, rather than filed, under applicable SEC rules.  This additional information is a part of this prospectus from the date of filing for those documents.

The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference in this prospectus will automatically update and supersede this previously-filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies, which will be provided to you at no charge, upon your oral or written request, of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.  Requests should be directed to the following contact information:

TravelCenters of America LLC

24601 Center Ridge Road, Suite 200

Westlake, OH  44145-5639

Attention: Corporate Secretary

Telephone: (440) 808-9100.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.       Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the offerings described in this registration statement.  In addition to the costs and expenses set forth below, we will pay any selling commissions and brokerage fees and any applicable taxes and fees and disbursements with respect to securities registered by this prospectus which we may sell, but these fees cannot be predicted with any certainty at this time due to the uncertainty as to the number of such securities.  All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$19,650
Trustee and transfer agent fees	$30,000
Printing and engraving expenses	$150,000
Legal fees and expenses	$100,000
Accounting fees and expenses	$50,000
NYSE Alternext US fees	$70,000
Miscellaneous expenses	$25,000
Total	$444,650

Item 15.       Indemnification of Directors and Officers.

Subject to standards and restrictions as are set forth in the registrant’s Amended and Restated Limited Liability Company Agreement (the “LLC agreement”), Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other persons from and against any and all claims and demands whatsoever.

To the fullest extent permitted by law but subject to the limitations expressly provided in the LLC agreement or in the bylaws of the registrant, all current and former officers and directors of the registrant or any subsidiary of the registrant and other specified indemnities (collectively, the “Indemnitees”) shall be indemnified and held harmless by the registrant from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, whether or not by or in the right of the registrant, in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, in connection with any act or omission performed, or omitted to be performed, by such Indemnitee in good faith on behalf of or with respect to the registrant or by reason of its status as an Indemnitee; provided that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct, or in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.  To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to the LLC agreement in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the registrant prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the registrant of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in the LLC agreement.  The indemnification, advancement of expenses and other provisions of the LLC agreement shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the shareholders entitled to vote on such matter, pursuant to a vote of the board of directors of the registrant, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

The registrant has previously entered into agreements with some former officers which provide for the indemnification of such officers.

The registrant currently maintains an insurance policy on behalf of its directors and officers against any liability asserted against them or which they incur acting in such capacity or arising out of their status as directors or officers.

Item 16.       Exhibits.

Exhibit Number		Description of Exhibit
1.1	*	Form of Equity Underwriting Agreement

1.2	*	Form of Debt Underwriting Agreement

3.1

Certificate of Formation of TravelCenters of America LLC (Incorporated herein by reference to Exhibit 3.1 of the registrant’s Registration Statement on Form S-1, filed on December 12, 2006, File No. 333-143814).

3.2

Composite Copy of Amended and Restated Limited Liability Company Agreement of TravelCenters of America LLC (Incorporated herein by reference to Exhibit 3.2 of the registrant’s Registration Statement on Form S-1, filed on June 15, 2007, File No. 333-139272).

3.3		Bylaws of TravelCenters of America LLC (Incorporated herein by reference to Exhibit 3.2 of the registrant’s Quarterly Report on Form 10-Q, filed on November 10, 2008, File No. 001-33274).

4.1		Form of Common Share Certificate (Incorporated herein by reference to Exhibit 4.1 of the registrant’s Quarterly Report on Form 10-Q, filed on August 11, 2008, File No. 001-33274.)

4.2		Form of Senior Indenture (including form of Senior Note)

4.3		Form of Subordinated Indenture (including form of Subordinated Note)

4.4	*	Form of Share Designation for Preferred Shares (together with Specimen Certificate for Preferred Shares, if any)

4.5		Form of Warrant Agreement (together with form of Warrant Certificate)

5.1		Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

12.1		Statement of Computation of Ratio of Earnings to Fixed Charges

23.1		Consent of KPMG LLP

23.2		Consent of Ernst & Young LLP

23.3		Consent of PricewaterhouseCoopers LLP

23.4		Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1		Power of Attorney (included on signature page herein)

25.1	*	Form of T-l Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939

25.2	*	Form of T-l Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939

*                 To be filed by amendment, as an exhibit to a current report on Form 8-K pursuant to Item 601 of Regulation S-K or, where applicable, incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, and incorporated herein by reference.

Item 17.       Undertakings

(a)  The undersigned registrant hereby undertakes:

(1)                    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)          to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)             Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  The undersigned registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, TravelCenters of America LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westlake, Ohio, as of January 23, 2009.

TRAVELCENTERS OF AMERICA LLC

By:	/s/ Thomas M. O’Brien
Thomas M. O’Brien
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas M. O’Brien, and each of them, his or her true and lawful attorneys in fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits, thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and conforming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ THOMAS M. O’BRIEN		January 23, 2009
THOMAS M. O’BRIEN	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ ANDREW J. REBHOLZ		January 23, 2009
ANDREW J. REBHOLZ	Chief Financial Officer, Treasurer and Executive Vice President (Principal Financial Officer and Principal Accounting Officer)

/s/ BARRY M. PORTNOY		January 23, 2009
BARRY M. PORTNOY	Director

/s/ PATRICK F. DONELAN		January 23, 2009
PATRICK F. DONELAN	Director

/s/ BARBARA D. GILMORE		January 23, 2009
BARBARA D. GILMORE	Director

/s/ ARTHUR G. KOUMANTZELIS		January 23, 2009
ARTHUR G. KOUMANTZELIS	Director

Index to the Exhibits

Exhibit Number		Description of Exhibit
1.1	*	Form of Equity Underwriting Agreement

1.2	*	Form of Debt Underwriting Agreement

3.1

Certificate of Formation of TravelCenters of America LLC (Incorporated herein by reference to Exhibit 3.1 of the registrant’s Registration Statement on Form S-1, filed on December 12, 2006, File No. 333-143814).

3.2

Composite Copy of Amended and Restated Limited Liability Company Agreement of TravelCenters of America LLC (Incorporated herein by reference to Exhibit 3.2 of the registrant’s Registration Statement on Form S-1, filed on June 15, 2007, File No. 333-139272).

3.3		Bylaws of TravelCenters of America LLC (Incorporated herein by reference to Exhibit 3.2 of the registrant’s Quarterly Report on Form 10-Q, filed on November 10, 2008, File No. 001-33274).

4.1		Form of Common Share Certificate (Incorporated herein by reference to Exhibit 4.1 of the registrant’s Quarterly Report on Form 10-Q, filed on August 11, 2008, File No. 001-33274.)

4.2		Form of Senior Indenture (including form of Senior Note)

4.3		Form of Subordinated Indenture (including form of Subordinated Note)

4.4	*	Form of Share Designation for Preferred Shares (together with Specimen Certificate for Preferred Shares, if any)

4.5		Form of Warrant Agreement (together with form of Warrant Certificate)

5.1		Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

12.1		Statement of Computation of Ratio of Earnings to Fixed Charges

23.1		Consent of KPMG LLP

23.2		Consent of Ernst & Young LLP

23.3		Consent of PricewaterhouseCoopers LLP

23.4		Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1		Power of Attorney (included on signature page herein)

25.1	*	Form of T-l Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939

25.2	*	Form of T-l Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939

*          To be filed by amendment, as an exhibit to a current report on Form 8-K pursuant to Item 601 of Regulation S-K or, where applicable, incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, and incorporated herein by reference.